Exhibit 10.4

RESCISSION AGREEMENT AND MUTUAL RELEASE

This Rescission Agreement and Mutual Release (the “Agreement”) is entered into as of March 10, 2026, by and between Exousia Bio, Inc., formerly L A M Y, a Wyoming corporation (“LMMY”), and Progenicyte Japan CO., LTD., a Japanese corporation (“Progenicyte”). LMMY and Progenicyte are collectively referred to herein as the “Parties”, each a “Party”.

RECITALS

WHEREAS, pursuant Plan and Agreement of Reorganization (the “Reorganization Agreement”) dated as of November 11, 2025, among LMMY and the shareholders of Exousia Ai, Inc., a Florida corporation, with one of such shareholders being Progenicyte, Progenicyte was issued 21,000,000 shares of LMMY common stock (the “Reorganization Shares”); and

WHEREAS, it has come to the attention of the Parties that the issuance of the Reorganization Shares to Progenicyte was based on a mistake of fact; and

WHEREAS, in light of the foregoing, the Parties have determined that it is in their respective best interests to rescind the Reorganization Agreement only as it relates to Progenicyte, and to have each of the Parties returned to their statuses quo ante.

AGREEMENT

WHEREFORE, for good and adequate consideration and subject to all of the terms and conditions herein contained, it is agreed, among the Parties, as follows:

1.       Accuracy of Recitals. The Parties agree that the statements made above in the Recitals to this Agreement are true and accurate.

2.       Rescission of the Reorganization Agreement as to Progenicyte. At the Effective Time (defined below), upon the terms and subject to the conditions set forth herein, LMMY and Progenicyte, and each of them, agree to rescind the Reorganization Agreement as to Progenicyte, but not as to the other parties to the Reorganization Agreement, the Reorganization Agreement being of no further force or effect as to LMMY and Progenicyte.

In conjunction with such rescission, Progenicyte shall return to LMMY for cancellation all of the Reorganization Shares and Progenicyte shall have no further claim with respect to the Reorganization Shares and Progenicyte undertakes to execute such documents and to take such actions as may be necessary for LMMY to effect the cancellation of the Reorganization Shares.

3.       Effective Time. The Effective Time of this Agreement shall be upon the mutual execution of this Agreement.

4.       Releases.

4.1       Release by LMMY. At the Effective Time, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, LMMY specifically releases, waives and forever discharges Progenicyte, including its successors in interest, its past, present and future assigns, officers, directors, shareholders, subsidiaries, affiliates, insurers and underwriters, from any and all past and future claims, demands, actions, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims asserted by LMMY prior to the date of mutual execution of this Agreement from the beginning of time.

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4.2       Release by Progenicyte. At the Effective Time, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Progenicyte specifically releases, waives and forever discharges LMMY, including its successors in interest, its past, present and future assigns, officers, directors, shareholders, subsidiaries, affiliates, insurers and underwriters, from any and all past and future claims, demands, actions, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether out of the claims asserted by Progenicyte prior to the date of mutual execution of this Agreement from the beginning of time.

5.       Representations and Warranties.

5.1       Of LMMY. LMMY represents and warrants to Progenicyte that:

(a)       The execution and performance of this Agreement by LMMY has been duly authorized by its Board of Directors.

(b)       The performance by LMMY of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of LMMY or any contractual obligation by which LMMY may be bound.

5.2       Of Progenicyte. Progenicyte represents and warrants to LMMY that:

(a)       The execution and performance of this Agreement by Progenicyte has been duly authorized by its Board of Directors.

(b)       The performance by Progenicyte of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Progenicyte or any contractual obligation by which Progenicyte may be bound.

6.       Legal Counsel. The Parties acknowledge that they have each had an opportunity to engage legal counsel of their choosing with respect to their entering into this Agreement.

7.       No Assignment. This Agreement is not assignable in whole or in any part, and shall be binding upon the Parties, their representatives, successors or assigns.

8.       Counterparts. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

9.       Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

11.       Additional Documents. The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

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IN WITNESS WHEREOF, LMMY and Progenicyte have caused this Agreement to be duly executed as of the date set forth above.

LMMY:

EXOUSIA BIO, INC.

(formerly L A M Y)

By: /s/ Matthew Dwyer

Matthew Dwyer

Chief Executive Officer

PROGENICYTE :

Progenicyte Japan CO., LTD.

By: /s/ Kiminobu Sugaya

Kiminobu Sugaya

Chief Executive Officer

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